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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-63386 of Wilson Greatbatch Technologies, Inc. of our report dated January 24, 2001, appearing in the Prospectus, which is a part of such Registration Statement, and of our report dated January 24, 2001 relating to the financial statement schedule appearing elsewhere in this Registration Statement.



    We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP


Buffalo, New York
July 9, 2001